SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  - March 17, 2006

(Date of Earliest Event Reported)

POPULAR ABS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	333-115371-14	52-2029487
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 478-6160

Item 8.01 Other Events.

In connection with the issuance of the Mortgage Pass-Through Certificates, Series 2006-B, Popular ABS, Inc., a Delaware corporation (“ABS”) entered into an Underwriting Agreement dated as of March 17, 2006 (the “Underwriting Agreement”), by and among ABS, Equity One, Inc., a Delaware corporation, and the underwriters identified therein. The Underwriting Agreement is annexed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1 Underwriting Agreement dated as of March 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

By:	/s/ James H. Jenkins
James H. Jenkins Executive Vice President and CFO
Dated: March 20, 2006

Exhibit Index

Exhibit	Document

99.1	Underwriting Agreement dated as of March 17, 2006.